[Logo State of Nevada]

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                               Filed in the office of  Document Number
                               /s/ Ross Miller         20070350627-42
                               Ross Miller             Filing Date and Time
                               Secretary of State      05/21/2007 3:02 PM
                               State of Nevada         Entity Number
                                                       C1549-2003
Certificate of Change Pursuant
       to NRS 78.209


USE BLACK INK ONLY - DO NOT HIGHLIGHT     ABOVE SPACE IS FOR OFFICE USE ONLY


               Certificate of Change filed Pursuant to NRS 78.209
                          For Nevada Profit Corporation

1. Name of corporation:
   OBN HOLDINGS, INCORPORATED

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
   500,000,000 shares of common stock, par value $.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
   500,000,000 shares of common stock, par value $.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

   The issued and outstanding common stock are reverse split on a one-for-ten (1-for-10) basis.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

   Any fractional shares resulting from the reverse stock split shall be rounded up to one share.

7. Effective date of filing (optional):  May 28, 2007

              (must not be less than 90 days after the certificate is filed)

8. Officer Signature: /s/Roger Neal Smith         President
                      -------------------         ---------
                      Signature                   Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees.   Nevada Secretary of State
                                                     AM 78.209 2007
                                                     Revised 01/01/2007